NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

CONTACT:   Mason N. Carter, Chairman & CEO
           973-575-1300, ext. 1202
           mnc@merrimacind.com
           -------------------

          MERRIMAC REPORTS SECOND QUARTER AND SIX MONTHS 2004 RESULTS;
                       THIRD CONSECUTIVE QUARTERLY PROFIT

WEST CALDWELL, N.J. AUGUST 17, 2004: Merrimac Industries, Inc. (AMEX: MRM), a
leader in the design and manufacture of RF Microwave components, assemblies and micro-multifunction modules (MMFM(R)), today announced results for the second quarter and first six months of 2004.

Sales for the second quarter of 2004 were $7,896,000, a new Company sales record, and an increase of 19.4 percent compared to second quarter of 2003 sales of $6,613,000. Operating income in the second quarter of 2004 was $459,000 compared to an operating loss of $(529,000) in the second quarter of 2003. Net income for the second quarter of 2004 was $444,000 or $.14 per diluted share compared to a net loss of $(475,000) or $(.15) per share for the second quarter of 2003.

For the first six months of 2004 sales of $15,544,000 increased 18.4 percent compared to sales of $13,124,000 for the first six months of 2003. Operating income for the first six months of 2004 was $781,000 compared to an operating loss for the first six months of 2003 of $(1,006,000). Net income for the first six months of 2004 was $675,000 or $.21 per diluted share compared to a net loss for the first six months of 2003 of $(930,000) or $(.30) per share.

Sales for the second quarter and first six months of 2004 increased due to an improvement in orders received during the first quarter and a higher beginning backlog going into fiscal year 2004. Second quarter and six month operating results of 2003 were impacted by expenses associated with bank modification agreements entered into during the second quarter and additional professional fee expenses incurred totaling approximately $300,000.

Orders of $6,913,000 were received during the second quarter of 2004, a decrease of $182,000 or 2.6 percent compared to $7,095,000 in orders received during the second quarter of 2003. Orders of $15,522,000 were received for the first six months of 2004, an increase of $293,000 or 1.9 percent compared to $15,229,000 in orders received for the

first six months of 2003. Backlog decreased by $22,000 to $12,373,000 at the end of second quarter 2004 compared to $12,395,000 at year-end 2003.

Chairman and CEO Mason N. Carter commented, "We are proud of this all-time record quarter for sales. The results also represent the third consecutive quarter of record sales for each respective quarter. For the third consecutive quarter we have achieved a gross margin above 40 percent. Strong operating performance, favorable product mix and on-going process improvement are the basis for this consistency.

"In June we introduced Multi-Mix Zapper(R), our next generation of microwave components specially designed as drop-in replacements for conventional surface mount components used in wireless base stations and a broad range of other applications. The Zapper series offers 45 percent higher power handling capability and twice the reliability of competitive products their size, but at a fraction of the cost. We provide high power handling without consuming valuable board space. Reliability is the name of the game and Multi-Mix
Zapper(R) provides unparalleled reliability and margin of safety."

Investors are invited to participate in the financial results conference call on
Tuesday August 17, 2004 at 4:30 p.m. (Eastern) by dialing 1-800-289-0518 (for
International callers: 1-913-981-5532) ten minutes prior to the scheduled start time, and reference the Merrimac Industries second quarter 2004 conference call.
For those unable to participate, a replay will be available for seven days by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, passcode number 817465.

This conference call will also be broadcast live over the Internet by logging on to the web at this address:

       http://phx.corporate-ir.net/playerlink.zhtml?c=73209&s=wm&e=929774

If you are unable to participate during the live webcast, a link to the archived webcast will be listed on the Merrimac Industries, Inc. website
http://www.merrimacind.com.

ABOUT MERRIMAC

Celebrating its 50th anniversary, Merrimac Industries, Inc. is a leader in the design and manufacture of Multi-Mix PICO(TM) RF Microwave components, assemblies and micro-multifunction modules (MMFM), serving the wireless telecommunications industry worldwide with enabling technologies for space, defense and commercial applications. Merrimac is focused on providing Total Integrated Packaging
Solutions(R) with Multi-Mix(R) Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration. The
Multi-Mix(R) process for microwave, multilayer integrated MMFM circuitry is a patented method developed by Merrimac

Industries based on fluoropolymer composite substrates. The fusion bonding of multilayer structures provides a homogeneous dielectric medium for superior electrical performance at microwave frequencies. The bonded layers may incorporate embedded semiconductor devices, MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional subsystem enclosure that requires no further packaging. Merrimac Industries facilities are registered under ISO 9000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. and its subsidiary Filtran Microcircuits Inc., are located in West Caldwell, NJ, San Jose, Costa Rica, and Ottawa, Ontario, Canada,
and have approximately 230 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip, bonded stripline and thick metal-backed Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated Packaging Solutions(R) for wireless applications.
Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix(R), Multi-Mix
PICO(TM), MMFM(R) and Total Integrated Packaging Solutions(R) are trademarks of
Merrimac Industries, Inc. For more information about Merrimac Industries, Inc.
and Filtran Microcircuits Inc., please visit http://www.merrimacind.com and
http://www.filtranmicro.com.

This press release contains statements relating to future results of the Company
(including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.
Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks associated with demand for and market acceptance of existing and newly developed products as to which the Company has made significant investments, particularly its Multi-Mix(R) products; general economic and industry conditions; slower than anticipated penetration into the satellite communications, defense and wireless markets; the risk that the benefits expected from the acquisition of Filtran Microcircuits Inc. are not realized;
the ability to protect proprietary information and technology; competitive products and pricing pressures; risks relating to governmental regulatory actions in communications and defense programs; and inventory risks due to technological innovation and product obsolescence, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                                              MERRIMAC INDUSTRIES, INC.
                                  SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (UNAUDITED)

                                                                         Quarter Ended
                                                                         -------------
                                                               July 3, 2004     June 28, 2003
                                                               ------------------------------

Net sales                                                       $ 7,896,000       $ 6,613,000
Gross profit                                                      3,308,000         2,554,000
Selling, general and administrative expenses                      2,453,000         2,585,000
Research and development                                            396,000           424,000
Restructuring charges                                                    --            74,000
Operating income (loss)                                             459,000          (529,000)
Interest and other expense, net                                     (70,000)          (54,000)
Gain on disposition of assets                                            --            71,000
Income (loss) before income taxes                                   389,000          (512,000)
Provision (benefit) for income taxes                                (55,000)          (37,000)
Net income (loss)                                                   444,000          (475,000)

Basic and diluted net income (loss) per common share            $       .14       $      (.15)

Weighted average number of shares outstanding - basic             3,124,000         3,121,000
Weighted average number of shares outstanding - diluted           3,164,000         3,121,000

                                                                        Six Months Ended
                                                                        ----------------
                                                                July 3, 2004      June 28, 2003
                                                                -------------------------------

Net sales                                                       $ 15,544,000       $ 13,124,000
Gross profit                                                       6,656,000          5,006,000
Selling, general and administrative expenses                       4,908,000          4,914,000
Research and development                                             967,000          1,024,000
Restructuring charges                                                     --             74,000
Operating income (loss)                                              781,000         (1,006,000)
Interest and other expense, net                                     (151,000)          (113,000)
Gain on disposition of assets                                             --             71,000
Income (loss) before income taxes                                    630,000         (1,048,000)
Provision (benefit) for income taxes                                 (45,000)          (118,000)
Net income (loss)                                                    675,000           (930,000)

Basic net income (loss) per common share                        $        .22       $       (.30)
Diluted net income (loss) per common share                      $        .21       $       (.30)

Weighted average number of shares outstanding - basic              3,122,000          3,120,000
Weighted average number of shares outstanding - diluted            3,146,000          3,120,000

                                        MERRIMAC INDUSTRIES, INC.
                                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              July 3, 2004            January 3, 2004
                                                               (Unaudited)
                                                              ------------            ---------------

ASSETS
Current assets:
   Cash and cash equivalents                                    $1,839,000                $  453,000
   Income tax refunds receivable                                   128,000                   136,000
   Accounts receivable, net                                      5,866,000                 6,299,000
   Inventories                                                   3,005,000                 3,188,000
   Other current assets                                            505,000                   482,000
   Deferred tax assets                                             783,000                   611,000
                                                              ------------              ------------
   Total current assets                                         12,126,000                11,169,000
Property, plant and
   equipment, net                                               16,185,000                17,222,000
Restricted cash                                                  1,500,000                 1,500,000
Other assets                                                       817,000                   854,000
Deferred tax assets                                                138,000                   221,000
Goodwill                                                         3,028,000                 3,123,000
                                                              ------------              ------------
Total Assets                                                  $ 33,794,000              $ 34,089,000
                                                              ============              ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Current portion of long-term debt                          $    868,000              $    954,000
   Other current liabilities                                     3,530,000                 3,341,000
                                                              ------------              ------------
   Total current liabilities                                     4,398,000                 4,295,000
   Long-term debt                                                3,226,000                 4,208,000
   Deferred compensation                                            71,000                    89,000
   Deferred liabilities                                             41,000                    48,000
   Deferred tax liabilities                                        630,000                   611,000
                                                              ------------              ------------
   Total liabilities                                             8,366,000                 9,251,000
Stockholders' equity                                            25,428,000                24,838,000
                                                              ------------              ------------
Total Liabilities and
    Stockholders' Equity                                      $ 33,794,000              $ 34,089,000
                                                              ============              ============

Certain prior year amounts have been reclassified to conform to the current presentation.